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AIM BALANCED-RISK RETIREMENT 2040 FUND                             SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   12/31/2009
FILE NUMBER :        811-2699
SERIES NO.:          22

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
72DD.       1  Total income dividends for which record date passed during the period. (000's Omitted)
               Class A                                  $   237
            2  Dividends for a second class of open-end company shares (000's Omitted)
               Class B                                  $    37
               Class C                                  $    65
               Class R                                  $    93
               Class Y                                  $     4
               Institutional Class                      $     1

73A.           Payments per share outstanding during the entire current period: (form nnn.nnnn)
            1  Dividends from net investment income
               Class A                                   0.4083
            2  Dividends for a second class of open-end company shares (form nnn.nnnn)
               Class B                                   0.3679
               Class C                                   0.3679
               Class R                                   0.3957
               Class Y                                   0.4210
               Institutional Class                       0.4210

74U.        1  Number of shares outstanding (000's Omitted)
               Class A                                      625
            2  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
               Class B                                      106
               Class C                                      190
               Class R                                      251
               Class Y                                       10
               Institutional Class                            1

74V.        1  Net asset value per share (to nearest cent)
               Class A                                  $  7.36
            2  Net asset value per share of a second class of open-end company shares (to nearest cent)
               Class B                                  $  7.32
               Class C                                  $  7.31
               Class R                                  $  7.34
               Class Y                                  $  7.37
               Institutional Class                      $  7.38
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